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                                                                     EXHIBIT 3.4

                                 AMENDMENT TO
                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                          Global MAINTECH Corporation


          1. The name of this corporation is Global MAINTECH Corporation, a Minnesota corporation.

          2. The following amendment to the Amended and Restated Articles of Incorporation of Global MAINTECH Corporation was adopted by the Board of Directors of Global MAINTECH Corporation by written action dated November 8, 1996, pursuant to Section 302A.402, Subdivision 3 of the Minnesota Business Corporation Act:

          RESOLVED, that Section 3.1 of the currently existing Articles of Incorporation is hereby amended in its entirety to read as follows:

          "3.1 Designation and Number. The aggregate number of authorized shares of the corporation is 50,000,000 shares, no par value, of which 887,980 shares shall be designated Series A Convertible Preferred Stock, and 49,112,020 shares shall be divisible into such classes and series, have such designations, voting rights, and other rights and preferences and be subject to the such restrictions, as the Board of Directors of the corporation may from time to time establish, fix and determine consistent with Articles 4 and 5 hereof. Unless otherwise designated in these Restated Articles or by the Board of Directors, all issued shares shall be deemed Common Stock with equal rights and preferences. The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock and the Series A Convertible Preferred Stock (the "Preferred Stock") are set forth in this Article 3."

          3. The amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remain unissued after such amendment exceeding the percentage of authorized shares that were unissued before such amendment.

          4. The document attached hereto as Exhibit A sets forth resolutions duly approved by all members of the Board of Directors of Global MAINTECH Corporation by written action dated November 8, 1996, which resolutions state the manner in which the Company's share combination will be effected.

          5. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.



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          IN WITNESS WHEREOF, the undersigned, the Secretary of Global MAINTECH
Corporation, being duly authorized on behalf of Global MAINTECH Corporation, has executed this document on this 11th day of November, 1996.


                                              /s/ James Geiser
                                              ---------------------------------
                                              James Geiser
                                              Secretary



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                                                                       Exhibit A

                          EXCERPT FROM WRITTEN ACTION
                                      OF
                            THE BOARD OF DIRECTORS
                                      OF
                          Global MAINTECH Corporation

                            DATED NOVEMBER 8, 1996


                               SHARE COMBINATION

          RESOLVED, that a 1-for-5 reverse split of the Company's Common Stock and Preferred Stock (the "Share Combination") be effected on November 12, or such other appropriate date as the Chief Executive Officer may determine, by the substitution of 1 share of Common Stock for every 5 shares of Common Stock issued and outstanding of record on such date and by substituting 1 share of Preferred Stock for every 5 shares of Preferred Stock issued and outstanding of record on such date, with the issuance of such stock to be made from authorized but unissued shares of the Company's capital stock.

          RESOLVED, that, since both the Common Stock and the Preferred Stock are subject to the Share Combination, the Conversion Price (as such term is defined in Section 3.6 of the currently existing Amended and Restated Articles of Incorporation of the Company) for the Preferred Stock shall not be affected by the Share Combination, but the liquidation preference for the Preferred Stock appearing in Section 3.3 of such Amended and Restated Articles of Incorporation shall be increased by multiplying the per share liquidation preference for the Preferred Stock by 5.

          RESOLVED, that Section 3.1 of the currently existing Articles of Incorporation is hereby amended in its entirety to read as follows:

          "3.1. Designation and Number. The aggregate number of authorized shares of the corporation is 50,000,000 shares, no par value, of which 887,980 shares shall be designated Series A Convertible Preferred Stock, and 49,112,020 shares shall be divisible into such classes and series, have such designations, voting rights, and other rights and preferences and be subject to such restrictions, as the Board of Directors of the corporation may from time to time establish, fix and determine consistent with Articles 4 and 5 hereof. Unless otherwise designated in these Restated Articles or by the Board of Directors, all issued shares shall be deemed Common Stock with equal rights and preferences. The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock and the Series A Convertible Preferred Stock (the "Preferred Stock") are set forth in this Article 3."

                                      A-1

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          FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to execute and file with the Secretary of State of Minnesota Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company reflecting the change as stated herein.

          FURTHER RESOLVED, that appropriate adjustments and reservations of shares be made to the Company's Stock Option Plan (the "Plan") (i) to decrease the number of shares purchasable under each option granted under the Plan and outstanding on the date on which the Share Combination is effected, (ii) to decrease the number of shares reserved for issuance under such Plan and (iii) to increase the exercise price per share of each such option.

          FURTHER RESOLVED, that, in light of the Share Combination, appropriate adjustments and reservations be made to warrants and options to purchase the Company's securities that are outstanding on the date on which the Share Combination is effected (other than those issued under the Plan) (i) to decrease the number of shares purchasable under each such warrant and option, (ii) to decrease the number of shares reserved for issuance upon the exercise of such warrants and options and (iii) to increase the exercise price per share of each such warrant and option.

          FURTHER RESOLVED, that the Chief Executive Officer and Chief Financial Officer, or any one of them, are hereby authorized and directed to take any action necessary or appropriate to establish procedures for the issuance of replacement share certificates from the authorized and unissued shares of the Company in order to effect the Share Combination, and each of the shares represented by such certificates shall be validly issued, fully paid and non-assessable; provided, however, that until such time as a holder of a share certificate shall surrender his or her certificate pursuant to such procedures, such outstanding certificates shall be deemed to represent the number of shares of Common Stock or Preferred Stock, as appropriate, to which such holder shall be entitled upon the surrender thereof.

          FURTHER RESOLVED, that no fractional shares shall be issued pursuant to these resolutions, but rather the number of shares to be issued to each shareholder, who would otherwise be entitled to a fractional share, shall be rounded up to the nearest whole share.

          FURTHER RESOLVED, that, for the purpose of the issuance of replacement certificates as a result of the Share Combination, Norwest Bank, Minnesota N.A., as transfer agent and registrar (the "Transfer Agent"), is hereby authorized to record in its transfer records and to countersign as Transfer Agent and Registrar replacement certificates for shares of Common Stock or Preferred Stock, as appropriate, resulting from such Share Combination; and that the officers of the Company are hereby authorized to execute and deliver such instructions as may be necessary or appropriate in connection with the issuance of replacement shares in connection with the Share Combination.

                                      A-2

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          FURTHER RESOLVED, that the Chief Executive Officer and Chief Financial
Officer, or any one of them, are hereby authorized and directed to take any action necessary or appropriate to effect the Share Combination, including the giving of any notices and preparing and filing Articles of Amendment with the Minnesota Secretary of State, and to execute any documents and take any other actions necessary or advisable to carry out the intent of the foregoing resolutions.

                                      A-3